Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our auditor’s report dated April 28, 2025 (except for Note 11, as to which the date is October 15, 2025) relating to the financial statements of Schwarz Ready Mix as of and for the year ended December 31, 2024, in Suncrete, Inc.’s Registration Statement on Form S-4, and to the reference to our firm under the heading “Experts” in the Prospectus and elsewhere in such Registration Statement.

Oklahoma City, Oklahoma

February 4, 2026

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